Exhibit 99.1
________________________________________________________________________________










                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                    For the Plan Year Ended December 31, 1993



                        AMERICAN PRESIDENT COMPANIES, LTD.
                                  SMART PLAN
                            (Full Title of the Plan)



                         AMERICAN PRESIDENT COMPANIES, LTD.
           (Name of Issuer of the Securities Held Pursuant to the Plan)

                                  1111 Broadway
                             Oakland, California 94607
                      (Address of Principal Executive Office)

















________________________________________________________________________________

                             TABLE OF CONTENTS


                                                                      Page
                                                                     _____

      Report of Independent Public Accountants                          6

      Statement of Net Assets                                           7

      Statement of Income and Changes in Net Assets                     8

      Notes to Financial Statements                                     9

      Supplementary Schedules:
        Schedule I - Master Trust Investments                          20
        Schedule II - Allocation of Plan Assets and
          Liabilities to Investment Programs                           21
        Schedule III - Allocation of Plan Income and
          Changes in Plan Equity to Investment Programs                22


      Exhibits:
       10.1     Copy of the American President Companies, Ltd.          *
                SMART Plan as amended and restated,
                effective as of January 1, 1993, filed as Exhibit
                10.12 to the Company Form SE (File No. 1-8544), dated March 24, 1993.

       23.1     Consent of Independent Public Accountants              25



     * Incorporated by Reference

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
  American President Companies, Ltd.:



We have audited the accompanying statement of net assets of the AMERICAN PRESIDENT COMPANIES, LTD. SMART PLAN (the "Plan") as of December 31, 1993 and 1992, and the related statement of income and changes in net assets for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1993 and 1992, and the income and changes in its net assets for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I, II and III are presented for purposes of complying with the Securities and Exchange Commission's rules. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/  Arthur Andersen & Co.
San Francisco, California
April 22, 1994

                        American President Companies, Ltd.
                                   SMART Plan
                             Statement of Net Assets



                                                  As of December 31,
                                           _________________________________

                                               1993                  1992
                                             ________              ________
ASSETS

Investment in Master Trust,
 at Market Value                          $130,590,394          $107,398,683
 (the cost basis of this investment
   was $117,294,060 in 1993 and
   $99,971,511 in 1992)

                                          ____________          ____________

TOTAL PLAN ASSETS                          130,590,394           107,398,683
                                          ____________          ____________



NET ASSETS AVAILABLE
 FOR BENEFITS                             $130,590,394          $107,398,683
                                          ============          ============



        The accompanying notes are an integral part of these statements.

                        American President Companies, Ltd.
                                   SMART Plan
                   Statement of Income and Changes in Net Assets


                                        For the Year Ended December 31,
                               _____________________________________________

                                   1993             1992             1991
                               ____________     ____________      ___________
INVESTMENT ACTIVITY

  Dividend Income              $  4,214,216     $  3,642,969      $ 1,767,426
  Interest Income                 2,165,722        2,445,126        2,939,106
  Realized Gains                  2,810,451        1,972,605          938,500
  Unrealized Appreciation
    (Depreciation)                5,869,162       (2,712,047)      12,975,651
                               ____________     ____________      ___________

  TOTAL INVESTMENT ACTIVITY      15,059,551        5,348,653       18,620,683
                               ____________     ____________      ___________

CORPUS ACTIVITY

  Contributions
    Employer                      5,696,792        5,374,083        4,843,283
    Participants                  8,944,387        8,015,562        7,289,414
                               ____________     ____________      ___________

                                 14,641,179       13,389,645       12,132,697

  Withdrawals by Participants    (6,481,708)      (6,791,385)      (6,227,319)

  Administrative Expenses           (27,311)          (9,717)          (7,074)
                               ____________     ____________      ___________

  TOTAL CORPUS ACTIVITY           8,132,160        6,588,543        5,898,304
                               ____________     ____________      ___________

TOTAL INVESTMENT AND
  CORPUS ACTIVITY                23,191,711       11,937,196       24,518,987

TRANSFERRED ASSETS                                                  4,457,137

Net Assets Available for
 Benefits, Beginning of Year    107,398,683       95,461,487       66,485,363
                               ____________     ____________      ___________

NET ASSETS AVAILABLE FOR
 BENEFITS, END OF YEAR         $130,590,394     $107,398,683      $95,461,487
                               ============     ============      ===========



        The  accompanying  notes  are  an integral  part  of  these  statements.

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


1.  THE PLAN

Plan Description

The American President Companies, Ltd. SMART Plan (the "Plan"), formerly known as the American President Companies, Ltd. Profit-Sharing Thrift Plan, is a defined contribution plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to qualify as a profit-sharing plan under section 401 (a) of the Internal Revenue Code (the "Code") and contains a salary deferral arrangement intended to qualify under section 401 (k) of the Code.

Administration

The Plan is administered by the Benefits Committee appointed by the Board of Directors of American President Companies, Ltd. (the "Company").

Trustee

The Plan trustee is Fidelity Management Trust Company.

Participation

All salaried employees of the participating companies are eligible to participate in the Plan, except employees covered by a collective bargaining agreement, individuals employed outside the U.S. and not eligible for home leave, and employees designated by the Company as not eligible to participate. The number of participants at December 31, 1993 and 1992 were 2,396 and 2,473, respectively.

A participant terminating employment may not make further contributions to the Plan, but may elect immediate distribution or deferral of distribution of benefits to a future period. Undistributed benefits credited to the participant's  account  continue  to share  in  the  gains  and  losses  of  the respective investment funds. The amount of Plan net assets available for benefits so deferred for distribution in each investment fund held by the Master Trust was:

                                                   December 31,
                                        ______________________________
                                               1993           1992
                                          ___________    ___________

U.S. Bond Index Portfolio                 $   619,788    $   589,073
U.S. Equity Index Portfolio                 4,352,190      3,260,765
Retirement Money Market Portfolio           5,677,083      4,529,674
Growth and Income Portfolio                 2,223,759      1,289,372
Magellan Fund                               2,177,731      1,248,885
APC Stock Fund                              1,022,652        813,119
                                          ___________    ___________

Total Terminated Employees'
  Investment in Net Assets                $16,073,203    $11,730,888
                                          ===========    ===========

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


1.  THE PLAN (continued)

The outstanding withdrawal requests for distribution of benefits received by the Plan administrator for terminated individuals as of Plan year-end was:

                                                   December 31,
                                         _____________________________
                                               1993           1992
                                           __________     __________
U.S. Bond Index Portfolio                  $   31,677     $   25,585
U.S. Equity Index Portfolio                    17,320         96,329
Retirement Money Market Portfolio             119,100        159,596
Growth and Income Portfolio                    29,720         78,140
Magellan Fund                                  39,419        108,243
APC Stock Fund                                 22,334         69,220
                                           __________     __________

Total Terminated Employees'
  Withdrawal Requests                      $  259,570     $  537,113
                                           ==========     ==========

Contribution Determination

Participants may contribute salary deferrals to the Plan in one percent increments up to 12% of their earnings, exclusive of overtime, premiums and bonuses. However, these salary deferrals may not exceed $8,994 and $8,728 in 1993 and 1992, respectively. Participants may make after-tax contributions, provided that the total of salary deferrals and after-tax contributions does not exceed 16% of earnings. Employee contributions are matched 100% by the participating companies up to a maximum of 6% of the participant's earnings. Employees hired on or after July 1, 1992, will be eligible for company matching contributions on the first day of the payroll period which commences on or after the completion of six months service. Participant's earnings covered by the Plan are limited to $235,840 and $228,860 in 1993 and 1992, respectively. The companies may make discretionary contributions, as determined by the Company's Board of Directors, which are then allocated proportionately to each participant. There were no discretionary contributions during the three years ended December 31, 1993.

Vesting

Employee contributions are immediately vested. Employees hired on or after April 1, 1989 vest in the Company's contributions ratably over five years of service. A vesting schedule prorated over three years applies to employees hired on or before April 1, 1989.

Investments

Since April 1, 1990, the Plan has provided for seven investment funds which are maintained in a master trust (the "Master Trust"): the U.S. Bond Index Portfolio, the U.S. Equity Index Portfolio, the Retirement Money Market Portfolio, the Growth and Income Portfolio, the Magellan Fund, the APC Stock Fund and a Loan Fund (the "Funds"). At the direction of the Benefits Committee, the Loan Fund is managed by the Company, the APC Stock Fund is managed by the trustee and the remaining five funds are managed by the Fidelity Management & Research Company ("Fidelity"), an affiliate of the

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


1.  THE PLAN (continued)

trustee. No sales charge is levied on the funds managed by Fidelity, however, an annual fee is charged by Fidelity to cover the operating expenses of each fund, including the investment advisory fee. This fee is deducted from the investment return of the fund.

The  U.S.  Bond  Index  Portfolio  seeks  to  provide  investment  results  that correspond to the aggregate price and interest performance of the debt securities in the Shearson Lehman Aggregate Bond Index. However, the performance of this fund and the performance of the index may be significantly different, especially in the initial period of this fund's existence, which began on March 8, 1990. The securities purchased by this fund include U.S. Treasury obligations, U.S. agency obligations, foreign obligations, investment-grade U.S. corporate debt and mortgage-backed obligations. While weighted toward intermediate maturities, the fund can hold debt instruments with long maturities. The fund earns interest daily, and the interest is posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase more shares in the fund. Currently, the annual fee is 0.32% of the average asset value of the fund.

The U.S. Equity Index Portfolio has the goal of replicating the total return provided by the stocks included in the Standard & Poor's Daily Stock Price Index of 500 Common Stocks (the "S&P 500"). The fund buys and holds virtually all of the 500 stocks contained in the S&P 500 weighted in the same manner. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of each calendar quarter or at the time of total distribution of the account. The undistributed dividends are reinvested to purchase more shares in the fund. Currently, the annual fee is 0.28% of the average asset value of the fund.

The Retirement Money Market Portfolio invests in high-quality money market instruments of domestic and foreign issuers which are denominated in U.S.
dollars. Such instruments are short-term obligations and range from U.S. Government securities to prime commercial paper issued by private borrowers. The fund seeks to obtain as high a level of current income as possible, given its principal objective of preserving capital and maintaining a share value of $1.00. Interest income is earned daily and posted to the participant's account at the end of each calendar month or at the time of total distribution of the account. The monthly income is applied to purchase additional shares in the
fund.   Currently,  the annual fee is 0.42% of the average asset  value  of  the fund.

The Growth and Income Portfolio invests in a combination of common stocks, preferred stocks, convertible securities and fixed-income instruments of all types and quality levels. It seeks both long-term growth through capital appreciation and current income through dividends and interest. The fund earns dividends daily, and the dividends are posted to the participant's account in the last month of the calendar quarter or at the time of total distribution of the account. The quarterly dividends are reinvested to purchase additional shares in the fund. Currently, the annual fee is 0.83% of the average asset value of the fund, 0.53% of which represents the investment advisory fee.

The Magellan Fund seeks capital appreciation by maintaining a portfolio primarily invested in common stocks and securities convertible into common

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN (continued)

stocks. Up to 20% of this fund may also be invested in debt securities of all types and quality levels issued by domestic and foreign issuers. The fund is relatively aggressive in pursuing growth. Dividends are declared and posted to the participant's account in May and December of each calendar year. The undistributed semi-annual dividends are reinvested to purchase additional shares in the fund. Currently, the annual fee is .99% of the average asset value of the fund, 0.76% of which represents the investment advisory fee.

The APC Stock Fund consists entirely of shares of the Company's Common Stock ("Common Stock"). The aggregate commissions paid by the Plan and included in the cost basis of the shares purchased during the three years ended December 31, 1993 were approximately $21,733. No other fee is levied by the fund.

The Loan Fund is invested solely in promissory notes executed by participants. With the Company's consent, a participant may borrow from his or her account up to the lesser of $50,000 or 50% of the participant's vested interest. The outstanding balance of all prior loans under the Plan or any other plan maintained by the Company or its affiliates reduces the amount available for future loans. Moreover, the $50,000 limit is reduced by the amount of any loan repayments made during the most recent 12 months. The minimum amount for any loan is $1,000 and the minimum monthly loan repayment is $50. Loans bear interest at the prime rate of the Chase Manhattan Bank, N.A. and must be repaid within five years, except for loans used to acquire a principal residence which must be repaid within 15 years. All loans, regardless of term, become due and payable as soon as the participant's employment terminates. A new loan set-up fee of $35 and a quarterly maintenance fee of $3.75 are charged against the accounts of the participants by Fidelity Institutional Retirement Services Company, the Plan's current recordkeeper.

Plan participants may choose to have their future contributions invested in any combination of the Funds, except that no more than 50% of the contributions may be directed to the APC Stock Fund. The only other requirement is that the investment allocation be made in whole percentage points. In addition, the APC Stock Fund option is not available for rollover contributions. Plan participants may also transfer all or a portion of their existing account balances to any other investment funds except that account balances may not be transferred to the APC Stock Fund.

As of December 31, 1993, the number of participants in each Fund was as follows:
U.S. Bond Index Portfolio - 702; U.S. Equity Index Portfolio - 1,025; Retirement Money Market Portfolio - 1,924; Growth and Income Portfolio - 1,195 Magellan Fund - 1,264; APC Stock Fund - 975; and Loan Fund - 805. The number of participants in the Plan is less than the sum of the number of participants in each Fund because a participant may invest in more than one Fund.

Forfeitures and Forfeiture Allocations

Forfeitures are used to reduce company matching contributions and to restore amounts previously forfeited by former employees rehired before the occurrence of a break of service of more than 60 consecutive months. Total forfeited company contributions from early participant terminations for Plan years ended

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS

1.  THE PLAN (continued)

December  31,  1993,  1992  and  1991  were $133,720,  $115,244,  and  $112,261, respectively. Forfeitures reallocated back to the contribution accounts of the employees rehired were $2,304, in 1991. There were no forfeitures reallocated back in 1993 and 1992. Unallocated forfeitures reduced company contributions in 1993, 1992 and 1991 by $133,995, $80,027, and $109,519, respectively.

Funding

Employee contributions are made primarily through payroll deductions and are deposited as soon as administratively possible after they are withheld. Company contributions with respect to any month are deposited as soon as they can be computed but no later than 90 days from the last day of such month. Contributions and investments are held by the trustee.

Termination of the Plan

Although the Company has no present intention to terminate the Plan, it may do so at any time. Upon termination of the Plan, each participant will be fully vested with respect to company contributions and forfeitures.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Financial statements of the Plan are prepared on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Valuation of Investments

Investments held by the Master Trust are carried at market value based on quoted market prices as determined by the trustee. The cost of plan investments represents average cost as determined by the trustee. Interest income, dividend income, realized gains and losses on investment transactions and unrealized appreciation or depreciation in the Funds are allocated to each participant's account based on the amount of shares credited to the account on a daily basis, according to the investment mix elected by the participant. Participant loans are carried at face value which approximates fair value.


3.  INVESTMENT IN MASTER TRUST

Effective April 1, 1990, Fidelity Management Trust Company entered into a trust agreement with the Company to serve as the trustee of the Plan.

The trust agreement allows benefit plans of subsidiaries to participate in the Master Trust. Income from each investment fund allocated to each plan represents the aggregate of the investment income of the fund allocated to all participants in that plan.

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


3.  INVESTMENT IN MASTER TRUST (continued)

The  following  is  a summary of the net value of Plan interest  in  the  Master
Trust:
                          American President American President
                          Companies,Ltd.SMART  Profit-Sharing      Total
                                  Plan             Plan        Master Trust
                              ____________      __________     ____________
Net Value of Plan Interest
  in Master Trust at
  December 31, 1993           $130,590,394      $2,384,792     $132,975,186
                              ============      ==========     ============

Percentage of Total                 98%              2%             100%
                              ============      ==========     ============
Net Value of Plan Interest
  in Master Trust at
  December 31, 1992           $107,398,683      $1,693,556     $109,092,239
                              ============      ==========     ============

Percentage of Total                 98%              2%             100%
                              ============      ==========     ============

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)


     The following are summary financial statements of the Master Trust:

                                                 Statement of Net Assets of the Master Trust


                                                                      December 31, 1993
                               __________________________________________________________________________________________________
                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
                               __________  ___________   ___________ ___________ ___________ ___________  __________  ___________
Investments, at Market Value:
 Common Stock                                                                                $10,487,242              $10,487,242
 Investments in Fidelity:
  Stock Mutual Funds                       $25,005,621               $22,274,404 $23,562,700                           70,842,725
  Bond Mutual Fund             $8,666,021                                                                               8,666,021
  Money Market Mutual Fund                               $34,603,443                                                   34,603,443
 Loans to Participants                                                                                    $8,375,755    8,375,755
                               __________  ___________   ___________ ___________ ___________ ___________  __________  ___________

Net Assets at
 December 31, 1993             $8,666,021  $25,005,621   $34,603,443 $22,274,404 $23,562,700 $10,487,242  $8,375,755 $132,975,186
                               ==========  ===========   =========== =========== =========== ===========  ========== ============


                                                                      December 31, 1992
                               __________________________________________________________________________________________________
                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                               Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
                               __________  ___________   ___________ ___________ ___________  __________  __________  ___________
Investments, at Market Value:
 Common Stock                                                                                 $9,005,521               $9,005,521
 Investments in Fidelity:
  Stock Mutual Funds                       $24,112,786               $11,922,075 $12,029,065                           48,063,926
  Bond Mutual Fund             $7,466,871                                                                               7,466,871
  Money Market Mutual Fund                               $37,409,208                                                   37,409,208
 Loans to Participants                                                                                    $7,146,713    7,146,713
                               __________  ___________   ___________ ___________ ___________  __________  __________  ___________

Net Assets at
 December 31, 1992             $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239
                               ==========  ===========   =========== =========== ===========  ==========  ========== ============

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS


3.  INVESTMENT IN MASTER TRUST (continued)


                                    Statement of Income and Changes in Net Assets of the Master Trust
                                       for the Years Ended December 31, 1991 and December 31, 1992


                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1990            $1,627,837  $17,772,171   $37,370,958  $1,840,146  $2,239,905  $4,658,438  $5,337,773 $ 70,847,228

Realized Gains                    15,791       80,859                    67,853      70,868     734,692                  970,063
Unrealized Appreciation          176,743    4,269,396                   810,083     767,867   7,236,571               13,260,660
Dividend Income                               801,707                   218,177     575,952     181,964                1,777,800
Interest Income                  237,679                  2,231,681                               1,790     496,902    2,968,052
Contributions                  1,057,743    1,904,816     4,747,797   1,627,658   2,069,374   1,766,127               13,173,515
Withdrawals                     (163,094)  (1,310,508)   (3,836,324)   (238,981)   (299,956)   (675,544)              (6,524,407)
Administrative Expenses                                                                                      (8,075)      (8,075)
Interfund Transfers            1,119,858   (1,473,389)   (1,212,173)  2,095,965   1,902,987  (2,433,248)
Loans to Participants           (141,541)    (622,019)   (1,202,877)   (158,903)   (193,162)   (342,549)  2,661,051
Loan Paybacks                    212,655      408,915       981,639     328,865     400,811     337,024  (2,669,909)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1991            $4,143,671  $21,831,948   $39,080,701  $6,590,863  $7,534,646 $11,465,265  $5,817,742 $ 96,464,836

Realized Gains                    18,694      339,822                   198,256      77,471   1,364,170                1,998,413
Unrealized Appreciation         (126,507)     652,381                  (551,823)   (871,410) (1,853,159)              (2,750,518)
Dividend Income                               600,629                 1,386,607   1,536,066     145,373                3,668,675
Interest Income                  551,707        1,263     1,411,018       1,295         140       1,587     517,934    2,484,944
Contributions                  1,283,093    1,992,993     4,521,384   2,288,550   2,583,778   1,614,485               14,284,283
Withdrawals                     (198,007)  (1,324,817)   (3,943,742)   (484,722)   (626,709)   (469,049)              (7,047,046)
Administrative Expenses                                                                                     (11,348)     (11,348)
Interfund Transfers            1,778,224      262,798    (3,061,263)  2,379,576   1,691,677  (3,051,012)
Loans to Participants           (207,986)    (644,926)   (1,455,790)   (303,115)   (410,973)   (457,119)  3,479,909
Loan Paybacks                    223,982      400,695       856,900     416,588     514,379     244,980  (2,657,524)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1992            $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239
=================================================================================================================================

American President Companies, Ltd.
SMART Plan

NOTES TO FINANCIAL STATEMENTS

3.  INVESTMENT IN MASTER TRUST (continued)


                                    Statement of Income and Changes in Net Assets of the Master Trust
                                                 for the Year Ended December 31, 1993

                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund       Total
________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1992            $7,466,871  $24,112,786   $37,409,208 $11,922,075 $12,029,065  $9,005,521  $7,146,713 $109,092,239


Realized Gains                    79,309      651,697                   218,446     222,106   1,690,617                2,862,175
Unrealized Appreciation           74,506      637,157                 1,631,008   1,431,864   2,193,929                5,968,464
Dividend Income                               992,107                 1,145,077   1,995,481     121,551                4,254,216
Interest Income                  623,204           10     1,056,118         380          30                 535,080    2,214,822
Contributions                  1,325,191    2,042,965     3,662,202   3,568,955   3,403,535   1,539,297               15,542,145
Withdrawals                     (604,426)  (1,328,250)   (2,826,541)   (794,878)   (801,590)   (570,610)              (6,926,295)
Administrative Expenses                                                                                     (32,580)     (32,580)
Interfund Transfers             (255,925)  (2,028,155)   (4,387,802)  4,667,081   5,415,585  (3,410,784)
Loans to Participants           (263,156)    (548,958)   (1,113,222)   (576,089)   (776,783)   (410,709)  3,688,917
Loan Paybacks                    220,447      474,262       803,480     492,349     643,407     328,430  (2,962,375)
_________________________________________________________________________________________________________________________________
Net Assets at
 December 31, 1993            $8,666,021  $25,005,621   $34,603,443 $22,274,404 $23,562,700 $10,487,242  $8,375,755 $132,975,186
=================================================================================================================================

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


4.  TRANSACTIONS WITH RELATED PARTIES

The  APC  Stock  Fund  is  provided by the Plan  for  the  purpose  of  allowing participants to invest in the Company's Common Stock. All transactions involving Common Stock are reflected in this fund. The five mutual funds offered as investment options are managed by Fidelity.

Commissions and mutual fund expenses, including investment advisor fees paid to Fidelity, are paid by the Plan and are deducted from the investment return of the Funds. An initial set-up fee and quarterly maintenance fee are charged against the accounts of the participants for loans processed by Fidelity. All other trustee fees and related charges have been paid by the Company.


5.  REALIZED AND UNREALIZED GAINS (LOSSES)


     Realized
    __________

                                                   Average      Net Realized
                                  Proceeds          Cost            Gain
                                 ___________     ___________     __________
     APC Stock Fund              $ 4,198,002     $ 2,548,260     $1,649,742
     U.S. Bond Index Portfolio     2,944,488       2,866,295         78,193
     U.S. Equity Index Portfolio   4,860,472       4,212,897        647,575
     Growth and Income Portfolio   3,076,498       2,860,386        216,112
     Magellan Fund                 3,098,613       2,879,784        218,829
                                 ___________     ___________     __________
     1993 Total                  $18,178,073     $15,367,622     $2,810,451
                                 ===========     ===========     ==========
     1992 Total                  $14,117,269     $12,144,664     $1,972,605
                                 ===========     ===========     ==========
     1991 Total                  $ 9,938,958     $ 9,000,458     $  938,500
                                 ===========     ===========     ==========

     Unrealized
    ____________

                                  Beginning           End
                                   of Year          of Year          Net
                                  Unrealized      Unrealized      Unrealized
                                 Appreciation    Appreciation        Gain
                                (Depreciation)  (Depreciation)      (Loss)
                                 ____________    ____________    ____________
     APC Stock Fund              $  2,699,911    $  4,817,597    $  2,117,686
     U.S. Bond Index Portfolio         78,286         152,768          74,482
     U.S. Equity Index Portfolio    4,635,810       5,268,316         632,506
     Growth and Income Portfolio      162,922       1,785,974       1,623,052
     Magellan Fund                   (149,757)      1,271,679       1,421,436
                                 ____________    ____________    ____________
     1993  Total                 $  7,427,172    $ 13,296,334    $  5,869,162
                                 ============    ============    ============
     1992 Total                  $ 10,139,219    $  7,427,172    $ (2,712,047)
                                 ============    ============    ============
     1991 Total                  $ (2,836,432)   $ 10,139,219    $ 12,975,651
                                 ============    ============    ============

American President Companies, Ltd.
SMART Plan


NOTES TO FINANCIAL STATEMENTS


6.  INCOME TAX STATUS

The Internal Revenue Service ("IRS") last determined on May 12, 1987 that the Plan, as amended through January 1, 1985, was qualified under Section 401 of the Internal Revenue Code of 1954, as amended. The Plan was since amended effective January 1, 1993. Management believes that the Plan is designed and operated in accordance with IRS regulations and continues to qualify for tax exempt status. So long as the Plan continues to be so qualified, it is not subject to federal income taxes.

7.  TRANSFERRED ASSETS

Effective September 1, 1990, certain participants in the American President Profit-Sharing Plan (the "AP Plan") also sponsored by the Company, became participants in the Plan. On January 2, 1991, the account balances of these
were  transferred  from  the  AP  Plan to  the  Plan.   Participation  by  these
individuals    in    the    AP    Plan   terminated    as    of    this    date.

American President Companies, Ltd.
SMART Plan

                                   Schedule I
                            Master Trust Investments
                               December 31, 1993



                                                                    Market Value
                                                                        as a
                                                                   percentage of
                             Shares         Cost          Market    Master Trust
                                                          Value       Assets
                         __________   ____________   ____________  _____________

Investment in Fidelity

  Total U.S. Bond Index
    Portfolio*               787,820   $  8,512,959   $  8,666,021         6.52%
  Total U.S. Equity Index
    Portfolio*             1,447,922     21,246,671     25,005,621        18.80%
  Total Retirement Money
    Market Portfolio*     34,603,443     34,603,443     34,603,443        26.02%
  Total Growth and Income
    Portfolio*             1,002,448     20,479,647     22,274,404        16.75%

  Total Magellan Fund*       332,572     22,283,103     23,562,700        17.72%

Total APC Stock Fund         183,183      5,074,685     10,487,242         7.89%

Total Loan Fund                           8,375,755      8,375,755         6.30%
                                       ____________   ____________  ____________

                                       $120,576,263   $132,975,186       100.00%
                                       ============   ============  ============


Note: The SMART Plan's portion of the above Master Trust investments amounts to $130,590,394.

*A party-in-interest to the Plan, as defined by ERISA.

American President Companies, Ltd.

SMART Plan                                                                                         Page 1 of 1


                                                            Schedule II
                                   Allocation of Plan Assets and Liabilities to Investment Programs
                                                         December 31, 1993


                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund        Total
                             __________   ___________  ____________ ___________ ___________  ___________  __________  ____________
ASSETS

Investment in Master Trust   $8,568,982   $24,813,426   $33,567,123 $22,143,945 $23,306,569  $10,124,884  $8,065,465  $130,590,394

                             __________   ___________   ___________ ___________ ___________  ___________  __________  ____________


TOTAL PLAN ASSETS            $8,568,982   $24,813,426   $33,567,123 $22,143,945 $23,306,569  $10,124,884  $8,065,465  $130,590,394

                             __________   ___________   ___________ ___________ ___________  ___________  __________  ____________


NET ASSETS AVAILABLE
 FOR BENEFITS                $8,568,982   $24,813,426   $33,567,123 $22,143,945 $23,306,569  $10,124,884  $8,065,465  $130,590,394

                             ==========   ===========   =========== =========== ===========  ===========  ==========  ============


                                   Allocation of Plan Assets and Liabilities to Investment Programs
                                                         December 31, 1992



                              U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund        Total
                             __________   ___________   ___________ ___________ ___________  ___________ __________  ____________
ASSETS

Investment in Master Trust   $7,402,795   $23,967,259   $36,549,519 $11,851,191 $11,926,226  $ 8,763,168 $6,938,525  $107,398,683

                             __________   ___________   ___________ ___________ ___________  ___________ __________  ____________

TOTAL PLAN ASSETS            $7,402,795   $23,967,259   $36,549,519 $11,851,191 $11,926,226  $ 8,763,168 $6,938,525  $107,398,683
                             __________   ___________   ___________ ___________ ___________  ___________ __________  ____________


NET ASSETS AVAILABLE
 FOR BENEFITS                $7,402,795   $23,967,259   $36,549,519 $11,851,191 $11,926,226  $ 8,763,168 $6,938,525  $107,398,683
                             ==========   ===========   =========== =========== ===========  =========== ==========  ============

American President Companies, Ltd.

SMART Plan                                                                                          Page 1 of 3

                                                      Schedule III
                            Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                              For the Year Ended December 31, 1993

                               U.S. Bond   U.S. Equity  Retirement     Growth
                                 Index        Index    Money Market  and Income    Magellan   APC Stock     Loan
                               Portfolio    Portfolio    Portfolio    Portfolio     Fund        Fund        Fund         Total
                               __________  ___________ ____________  ___________  __________  __________  _________   ___________
INVESTMENT ACTIVITY
  Dividend Income                          $   985,072               $ 1,138,479  $1,974,642  $  116,023              $ 4,214,216
  Interest Income              $  616,856           10  $ 1,028,205          380          30              $ 520,241     2,165,722
  Realized Gains                   78,193      647,575                   216,112     218,830   1,649,741                2,810,451
  Unrealized Appreciation          74,482      632,506                 1,623,052   1,421,436   2,117,686                5,869,162
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

  Total Investment Activity       769,531    2,265,163    1,028,205    2,978,023   3,614,938   3,883,450    520,241    15,059,551
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

CORPUS ACTIVITY
  Contributions
    Employer                      513,516      818,797    1,267,845    1,201,429   1,313,111     582,094                5,696,792
    Participants                  756,192    1,160,201    1,903,253    2,309,404   1,994,626     820,711                8,944,387
                               __________  ___________  ___________   __________  __________  __________              ___________

                                1,269,708    1,978,998    3,171,098    3,510,833   3,307,737   1,402,805               14,641,179

  Withdrawals by Participants    (580,449)  (1,299,607)  (2,583,886)    (756,747)   (766,523)   (494,496)              (6,481,708)

  Administrative Expenses                                                                                    (27,312)     (27,312)

  Interfund Transfers            (255,729)  (2,032,502)  (4,339,454)   4,644,539   5,353,292  (3,370,146)
  Loans to Participants          (250,600)    (527,155)    (971,806)    (567,924)   (752,848)   (359,701)  3,430,034
  Loan Paybacks,
     Including Interest           213,726      461,270      713,447      484,030     623,747     299,804  (2,796,024)
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

  Total Corpus Activity           396,656   (1,418,996)  (4,010,601)   7,314,731   7,765,405  (2,521,734)    606,699    8,132,160
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY             1,166,187      846,167   (2,982,396)  10,292,754  11,380,343   1,361,716   1,126,940   23,191,711

Net Assets Available for
Benefits at December 31, 1992   7,402,795   23,967,259   36,549,519   11,851,191  11,926,226   8,763,168   6,938,525  107,398,683
                               __________  ___________  ___________  ___________ ___________  __________  __________  ___________

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  DECEMBER 31, 1993            $8,568,982  $24,813,426  $33,567,123  $22,143,945 $23,306,569 $10,124,884  $8,065,465 $130,590,394
                               ==========  ===========  ===========  =========== =========== ===========  ========== ============

American President Companies, Ltd.

SMART Plan                                                                                          Page 2 of 3

                                                       Schedule III
                            Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                              For the Year Ended December 31, 1992

                               U.S. Bond   U.S. Equity   Retirement     Growth
                                Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                              Portfolio    Portfolio    Portfolio     Portfolio     Fund        Fund        Fund         Total
                              __________  ___________  ____________  __________   __________  __________  __________   __________
INVESTMENT ACTIVITY
  Dividend Income                         $   597,373                $ 1,378,330  $1,525,199  $  142,067               $3,642,969
  Interest Income             $  546,951        1,263   $ 1,386,101        1,295         140       1,587  $  507,789    2,445,126
  Realized Gains                  17,953      337,846                    196,904      76,566   1,343,336                1,972,605
  Unrealized Appreciation       (125,168)     647,959                   (548,318)   (865,447) (1,821,073)              (2,712,047)
                              __________  ___________   ___________   __________  __________  __________  __________  ___________

  Total Investment Activity      439,736    1,584,441     1,386,101    1,028,211     736,458    (334,083)    507,789    5,348,653
                              __________  ___________   ___________   __________  __________  __________  __________  ___________

CORPUS ACTIVITY
  Contributions
    Employer                     483,732      778,332     1,616,115      883,041   1,004,657     608,206                5,374,083
    Participants                 751,415    1,150,971     2,366,394    1,357,653   1,521,119     868,010                8,015,562
                              __________  ___________   ___________    _________  __________  __________              ___________

                               1,235,147    1,929,303     3,982,509    2,240,694   2,525,776   1,476,216               13,389,645

  Withdrawals by Participants   (182,174)  (1,313,076)   (3,795,353)    (470,520)   (607,754)   (422,508)              (6,791,385)

  Administrative Expenses                                                                                      (9,717)     (9,717)

  Interfund Transfers          1,779,211      266,315    (3,053,832)   2,378,983   1,664,963  (3,035,640)
  Loans to Participants         (197,812)    (631,963)   (1,348,549)    (291,751)   (396,961)   (421,667)  3,288,703
  Loan Paybacks,
     Including Interest          219,986      392,724       812,432      412,216     509,074     229,259  (2,575,691)
                              __________  ___________   ___________   __________  __________  __________  __________  ___________

  Total Corpus Activity        2,854,358      643,303    (3,402,793)   4,269,622   3,695,098  (2,174,340)    703,295    6,588,543
                              __________  ___________   ___________   __________  __________  __________  __________  ___________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY            3,294,094    2,227,744    (2,016,692)   5,297,833   4,431,556  (2,508,423)  1,211,084   11,937,196

Net Assets Available for
Benefits at December 31, 1991  4,108,701   21,739,515    38,566,211    6,553,358   7,494,670  11,271,591   5,727,441   95,461,487
                              __________  ___________   ___________   __________  __________  __________  __________ ____________

NET ASSETS AVAILABLE
  FOR BENEFITS AT
  DECEMBER 31, 1992           $7,402,795  $23,967,259   $36,549,519  $11,851,191 $11,926,226  $8,763,168  $6,938,525 $107,398,683
                              ==========  ===========   ===========  =========== ===========  ==========  ========== ============

American President Companies, Ltd.

SMART Plan                                                                                          Page 3 of 3
                                                      Schedule III
                            Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                              For the Year Ended December 31, 1991

                               U.S. Bond   U.S. Equity   Retirement     Growth
                                 Index        Index     Money Market  and Income   Magellan    APC Stock     Loan
                               Portfolio    Portfolio    Portfolio    Portfolio      Fund        Fund        Fund        Total
                               __________  ___________  ___________   __________  __________  __________  __________   __________
INVESTMENT ACTIVITY
  Dividend Income                          $   798,463                $  216,791  $  572,898  $  179,274               $1,767,426
  Interest Income              $  235,478               $ 2,209,280                                1,500  $  492,848    2,939,106
  Realized Gains                   15,374       77,264                    66,343      69,212     710,307                  938,500
  Unrealized Appreciation         176,600    4,163,821                   794,819     757,486   7,082,925               12,975,651
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

  Total Investment Activity       427,452    5,039,548    2,209,280    1,077,953   1,399,596   7,974,006     492,848   18,620,683
                               __________  ___________  ___________   __________  __________  __________  __________  ___________

CORPUS ACTIVITY
  Contributions
    Employer                      396,634      728,181    1,654,274      609,800     778,027     676,367                4,843,283
    Participants                  606,180    1,067,059    2,518,242      948,820   1,198,927     950,186                7,289,414
                               __________  ___________  ___________   __________  __________  __________              ___________

                                1,002,814    1,795,240    4,172,516    1,558,620   1,976,954   1,626,553               12,132,697

  Withdrawals by Participants    (147,955)  (1,272,237)  (3,695,165)    (227,603)   (282,088)   (602,271)              (6,227,319)

  Administrative Expenses                                                                                     (7,074)      (7,074)

  Interfund Transfers           1,120,764   (1,473,317)  (1,214,377)   2,096,396   1,900,366  (2,429,832)
  Loans to Participants          (138,247)    (606,147)  (1,141,471)    (155,123)   (190,878)   (324,170)  2,556,036
  Loan Paybacks,
     Including Interest           211,064      403,115      957,380      327,558     399,550     330,786  (2,629,453)
                               __________  ___________  ___________   __________  __________  __________  __________   __________

  Total Corpus Activity         2,048,440   (1,153,346)    (921,117)   3,599,848   3,803,904  (1,398,934)    (80,491)   5,898,304
                               __________  ___________  ___________   __________  __________  __________  __________   __________

  TOTAL INVESTMENT AND
    CORPUS ACTIVITY             2,475,892    3,886,202    1,288,163    4,677,801   5,203,500   6,575,072     412,357   24,518,987

  TRANSFER OF ASSETS               71,813    1,034,504    2,508,641      152,641     187,219     235,668     266,651    4,457,137

Net Assets Available for
Benefits at December 31, 1990   1,560,996   16,818,809   34,769,407    1,722,916   2,103,951   4,460,851   5,048,433   66,485,363
                               __________  ___________  ___________   __________  __________  __________  __________  ___________
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  DECEMBER 31, 1991            $4,108,701  $21,739,515  $38,566,211   $6,553,358  $7,494,670 $11,271,591  $5,727,441  $95,461,487
                               ==========  ===========  ===========   ==========  ========== ===========  ==========  ===========

                                                              Exhibit 23.1




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 22, 1994, included in this Amendment No. 1 to Form 10-K/A Annual Report into the Company's previously filed Registration Statements on Form S-3 (File No. 33-60893) and Form S-8 (File No. 2-89094, and 33-17499).




/s/  Arthur Andersen & Co.
San Francisco, California
April 27, 1994